Exhibit (c)(ii)

Presentation to the Board of Directors of Quinsa

January 14, 2008

Table of Contents

   1. Transaction Overview                                                2
   2. Valuation Summary                                                   7
     Appendix
     A. Discounted Cash Flow Analysis                                   16
     B. Public Comparable Companies                                     25
     C. Precedent Transactions                                          26
     D. Detailed Projections                                            27

Confidential Material

The following pages contain material provided to the Board of Directors of
Quilmes Industrial (Quinsa), Societe Anonyme ("Quinsa" or the "Company") by
Citigroup Global Markets Inc. ("Citi") in connection with the Board of
Directors" consideration of the proposed tender offer by Companhia de Bebidas das Americas -AmBev ("AmBev") to purchase all the outstanding Class A shares and Class B shares (including Class B shares held as ADSs) of Quinsa not held by AmBev and its affiliates.

The accompanying material was compiled or prepared on a confidential basis solely for the use by the Board of Directors of Quinsa. The information contained in this material was obtained from Quinsa and other publicly available sources. Any estimates and projections contained herein have been prepared or adopted by Quinsa management, or obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized.

Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. This material was not prepared for use by readers not as familiar with the business and affairs of
Quinsa as the Board of Directors of Quinsa and, accordingly, neither Quinsa nor
Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material when used by persons other than the Board of Directors of Quinsa. Citi does not have any obligation to update or otherwise revise the accompanying materials.

1. Transaction Overview

Introduction

o        The following materials have been prepared by Citi in connection with
         Citi's rendering of an opinion (the "Citi Opinion") with respect to the fairness, from a financial point of view, to the shareholders of
         Quinsa other than AmBev and its affiliates (the "Unaffiliated
         Shareholders") of the consideration to be paid to the Unaffiliated
         Shareholders in the Offer (as defined below).
         These materials are subject to the terms of Citi's engagement letter with the Board of Quinsa, including the section entitled "Use of
         Information" therein, and the qualifications and assumptions set forth in the Citi Opinion

o        In preparing the accompanying materials, we held discussions with certain officers, directors and other representatives of Quinsa concerning the business, operations and prospects of Quinsa. We examined certain publicly available business and financial information relating to Quinsa as well as certain financial forecasts and other information and data for Quinsa, which were provided to or otherwise discussed with us by the management of Quinsa. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Quinsa. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate

o        In preparing the accompanying materials, we have assumed and relied, without assuming any responsibility for independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and upon the assurances of Quinsa that no relevant information has been omitted or remains undisclosed to us.
         With respect to financial forecasts and other information and data relating to Quinsa provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Quinsa that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of
         Quinsa as to the future financial performance of Quinsa

Transaction Overview

o        On December 21, 2007, after market closing, AmBev announced that its board of directors had approved a plan to make a voluntary offer to purchase any and all Class A shares and Class B shares (including
         Class B shares held as American Depositary Shares ("ADSs")) of its subsidiary Quinsa that are not owned by AmBev or its affiliates (the
         "Offer")
    --   AmBev beneficially owned, as of December 21, 2007, approximately 97.83%
         of the voting interest and approximately 91.36% of the economic interest in Quinsa
o        AmBev commenced the Offer on December 28, 2007. The Offer will expire by its terms at 5:00PM New York City time on January 30, 2008, unless the Offer is otherwise extended by AmBev
         --       The offer to purchase and other ancillary documents related to the Offer have been filed with the Commission de
                  Surveillance du Secteur Financier ("CSSF") in Luxembourg and
                  the U.S. Securities and Exchange Commission as required
                  pursuant to applicable law
         --       The Offer will comply with applicable CSSF regulations and applicable U.S. securities laws, including the disclosure
                  requirements of Rule 13e-3 under the U.S. Securities Exchange
                  Act of 1934, as amended (the "Exchange Act")
o        AmBev is offering to pay US$ 4.0625 per Class A share and US$ 40.625 per Class B share (US$ 81.25 per ADS), net to the seller in cash (less any amounts withheld under applicable tax laws), without interest, upon the terms and subject to the conditions of the Offer
         --       In the event that at least 5,968,722 Class B shares
                  (including Class B shares held as ADSs) are tendered (and not validly withdrawn) by January 30, 2008, the price offered in the Offer will increase to US$4.125 per Class A share and US$
                  41.25 per Class B share (US$ 82.50 per ADS)
o        AmBev is offering to purchase up to 5,483,950 Class A shares and up to
         8,800,060 Class B shares (including Class B shares held as ADSs), which represent the outstanding Class A and Class B shares (and Class
         B shares held as ADSs) not owned by AmBev or its affiliates
         --       As of December 21, 2007, the Company had issued and
                  outstanding 609,923,950 Class A shares and 47,188,974 Class B shares (including Class B shares held as ADSs). Class B
                  shares have dividends and liquidation rights equal to ten
                  times the rights of Class A shares
o        In addition, on December 21, 2007, AmBev entered into stock purchase agreements with three of the Company's largest shareholders (other than AmBev and its affiliates), representing as of that date approximately a 3.22% economic interest in the Company, to purchase, subject to certain conditions, the outstanding shares held by such shareholders in the Offer
o        Following the consummation of the offer, AmBev intends to cause Quinsa to apply to delist the remaining non-tendered ADSs from the New York
         Stock Exchange and the remaining non-tendered Class A shares and Class
         B shares from the Luxembourg Stock Exchange, as well as to terminate the ADS facility and, as and when permitted by applicable law, the registration of the Class B shares under the Exchange Act

Transaction Overview (cont'd)

Structure Prior to Transaction


AmBev
Minority Shareholders
V: 97.8%
E: 91.4%
V: 2.2%
E: 8.6%
Quinsa
Luxembourg and NYSE Listed
E: 7.1%
E: 92.9%
QIB (1)
V: Voting interest
E: Economic interest

Structure Post Transaction


AmBev
V: 100%
E: 100%
Quinsa
E: 7.1%
E: 92.9%
QIB (1)

Announced Transaction Terms and Implied Multiples

(US$ mm, except per share data)

	Base Offer	Upsized Offer
Price per Class B Share	**$40.63**	**$41.25**
Number of Class B Shares to be Acquired (in MM)	8.8	8.8
Cash Consideration to be Paid for Class B Shares Acquisition	$357.5	$363.0
Price per Class A Share	**$4.06**	**$4.13**
Number of Class A Shares to be Acquired (in MM)	5.5	5.5
Cash Consideration to be Paid for Class A Shares Acquisition	$22.3	$22.6
Total Cash Consideration to Acquire the Minority Stake	**$379.8**	**$385.6**
Stake Acquired in Quinsa (%)	8.6%	8.6%
Implied Quinsa Equity Value	**$4,395**	**$4,462**
Quinsa Net Debt (Cash) (2)	($96.5)	($96.5)
Implied Quinsa Firm Value	**$4,298**	**$4,366**
Quinsa 2007E EBITDA (3)	$458.2	$458.2
Quinsa 2008E EBITDA (3)	$522.2	$522.2
Implied Firm Value/ 2007E EBITDA	**9.4x**	**9.5x**
Implied Firm Value/ 2008E EBITDA	**8.2x**	**8.4x**

Source: Quinsa filings.
(1) Quilmes International (Bermuda).
(2) Net cash of US$ 96.5 million, based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.
(3) Quinsa management estimates. Based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.

4

Transaction Overview (cont'd)

Voluntary Offer – Key Transaction Terms
(US$ mm, except per share data and multiples)

	Base Offer	Upsized Offer
Price per Class B Share Equivalent Price	$40.63	$41.25
Unaffected Share Price Before Announcement (1)	$33.51	$33.51
Premium to Unaffected Share Price	21.3%	23.1%
Implied Quinsa Firm Value (2)	$4,298	$4,366
Implied Firm Value / LTM EBITDA (3)	9.5x	9.7x
Implied Firm Value / 2008E EBITDA (4)	8.2x	8.4x

Source: Quinsa filings.
(1) Share price as of December 21, 2007.
(2) Based on net cash US$ 95.5 million. Based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.
(3) Based on proportional 1H07 LTM EBITDA of US$ 451 million. Based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.
(4) Based on proportional 2008E EBITDA of US$ 522 million. Based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.

5

citi

Summary Timeline of Events

April 2006 — AmBev announces it had entered into an agreement with BAC to buy the latter's controlling stake at Quinsa for a total purchase price of US$ 1.2bn

April 13, 2006 (In US$)	Class B
1-Day Prior to Announc. (4/12/06):	$18.83
52-Week High:	$22.05
52-Week Low:	$11.43

May 2006 — Citi rendered to AmBev a valuation report in accordance with the requirements of Article 256 of Law 6.404 (the relevant Brazilian corporation law) for AmBev's purchase of 373,520,000 Class A Shares of Quinsa from Beverage Associates (BAC) Corp

November 2006 — AmBev announces that its Board of Directors has approved a plan to make a voluntary offer to purchase any and all of Quinsa's shares that are not owned by AmBev or its subsidiaries

November 8, 2006 (In US$)	Class B
1-Day Prior to Announc. (11/7/06):	$29.01
52-Week High:	$29.43
52-Week Low:	$16.35

December 2006 — Citi provided a fairness opinion to Quinsa's Board of Directors as to the fairness of the transaction for Quinsa's minority shareholders

April 2007 — AmBev announces on April 3, 2007 the extension of the voluntary offer to purchase any and all outstanding shares of Quinsa. On April 19 AmBev announced the expiration of this offer

December 2007 — AmBev announces a new plan to make a voluntary offer to purchase any and all Class A shares and Class B shares of Quinsa that are not owned by AmBev or its subsidiaries

January 2008 — Citi hired to provide a fairness opinion to Quinsa's Board of Directors as to the fairness of the transaction for the acquisition of Quinsa's minority shareholders

December 21, 2007 (In US$)	Class B
1-Day Prior to Announc. (12/21/07):	$33.51
52-Week High:	$40.88
52-Week Low:	$32.00

6

2. Valuation Summary

Summary of Analyses

Price per Class B share equivalent indicative ranges.

                                                                                               Implied
                                           Current            Current Voluntary          FV/2008E EBITDA
          Analyses based on:               Voluntary          Offer - Upsized                  (6)
                                           Offer - Base       Price: US$41.25
                                          Price: US$40.63

      Discount Cash Flow (1)              $38.22             $43.69                          7.7x - 8.9x
    Squeeze-Out Premiums (2)
    (December 21, 2007)                   $39.92             $43.25                          8.1x - 8.8x
    Squeeze-Out Premiums (3)
     (November 8, 2006)                   $33.65             $36.45                          6.8x - 7.4x
     Trading Comparables (4)              $34.68             $44.33                          7.0x - 9.0x
    52-Week High and Low (5)              $32.00             $40.88                          6.4x - 8.3x

  $15.00             $25.00             $35.00             $45.00              $55.00             $65.00

1)   DCF based on WACC ranging from 10.5% to 11.5% and on a terminal EBITDA multiple of 7.5 to 8.5x.

2)   Based on US precedent squeeze-out transactions above $100 mm. Premium calculated over: 1 day (12/21/07) and 4 weeks (11/23/07) prior to transaction announcement on December 21, 2007.

3)   Based on US precedent squeeze-out transactions above $100 mm. Premium calculated over: 1 day (11/7/06) and 4 weeks (10/9/06) prior to transaction announcement on November 8, 2006.

4)   Based on multiples of selected Latin American brewers. Assumes proportional projected 2008E EBITDA of US$ 522 million based on management projections and proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.

5)   52-week high and low as of January 4, 2008.

6)   Quinsa's 2008E EBITDA of US$ 522 million based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's
     92.9% stake in QIB.

Valuation Methodologies

Citi used three different methodologies to value Quinsa.

Comments

o  Cash flow projections are based on Quinsa's 3-Year Plan (2008-2010), on the detailed 2008 Budget and on operating and financial projections of Quinsa from 2011 through 2017

o  Quinsa's operating projections were prepared for each of the countries in which the Company operates

o  Proportional consolidation of the operating

   subsidiaries was adopted for DCF calculation purposes

o  Projections were presented in Euros and converted to nominal US$

o  Unlevered free cash flows in US$ were discounted at a US$ WACC

o  Projections do not include any potential synergies arising from the
   Transaction

o  The precedent transactions valuation is based on the premium paid in precedent US squeeze-out transactions above $100 mm since January 2001

o  Universe of publicly traded brewing companies in Latin America is limited but provides a good sample for the analysis

o  Selected international players were also used as reference for the analysis

METHODOLOGY

DISCOUNTED CASH
     FLOWS

PRECEDENT
TRANSACTIONS

PUBLIC MARKET
COMPARABLES

Summary Financial Projections

In nominal US$ millions.

                                                     Projected Fiscal Year                          8E-17E
                                                       Ending December 31,                        CAGR (%)
                       2008     2009     2010     2011     2012     2013     2014     2015     2016     2017
Net Revenues           $1,152.1  $1,635.6  $1,746.1  $1,805.3  $1,866.2  $1,927.8  $1,988.3  $2,049.2  $2,113.4  $2,179.6  4.08%
COGS                    626.3  662.7   711.2   737.4   765.0   791.9   819.7  847.1   876.6   907.0  4.20
SG&A                    333.1  337.9   333.7   342.8   347.9   355.5   362.2  373.1   383.2   392.4  1.84
EBITDA                 $561.8   $635.0  $701.1  $725.2  $753.3  $780.4  $806.5 $829.0  $853.6  $880.2  5.12
Depreciation and
Amortization            58.8   74.6       88.7  102.0  115.0  127.3  138.6  149.4  160.3  171.5   12.64
EBIT                   $503.0 $560.4  $612.4  $623.2  $638.3  $653.1  $667.8 $679.6  $693.3  $708.7  3.88
Capex                   173.8  216.9   182.4   201.4   189.9   177.4   163.5  160.2   165.2   171.5 (0.15)
Revenue Growth          15.%    7.5%    6.8%    3.4%   3.4%    3.3%    3.1%    3.1%    3.1%    3.1%
EBITDA Growth           14.0   13.0    10.4     3.4    3.9     3.6     3.3     2.8     3.0     3.1
EBIT Growth             12.3   11.4     9.3     1.8    2.4     2.3     2.3     1.8     2.0     2.2
EBITDA Margin           36.9   38.8    40.2    40.2    40.4    40.5    40.6   40.5    40.4    40.4
EBIT Margin             33.1   34.3    35.1    34.5    34.2    33.9    33.6   33.2    32.8    32.5
Cash & Equivalents     $399.3 $263.2  $322.3  $235.7  $172.4  $122.4  $142.3 $179.6  $223.1  $271.6
Loans and Financing     179.0  141.6   106.8   75.1    44.2    0.0     0.0     0.0     0.0     0.0
Net Debt                (220.3) (121.6)  (215.5)  (160.6)  (128.2)  (122.4)  (142.3) (179.6)  (223.1)  (271.6)
Shareholders' Equity    796.9  813.3   996.8   1,033.8  1,071.7  1,110.4  1,150.1  1,190.7  1,232.1  1,274.5
Total Assets            1,809.6   1,848.1   2,025.6   2,051.7  2,077.1  2,090.9  2,149.5   2,211.3  2,274.5  2,338.1

Source: Quinsa management estimates. Based on proportional consolidation of
QIB's stake in each operating subsidiary and assuming 100% consolidation of
QIB.

Summary of Main Assumptions

ARGENTINA

- Utilized Quinsa's 3-Year Plan (2008 – 2010) and the detailed 2008 Budget, as well as projections provided by Quinsa for the 2011-2017 period
- Five breweries, a bottling facility in Tucumán and a nationwide distribution system for beer products (sold under ten different brands)
- Beer, malt and hops operations in Argentina conducted through Cervecería y Maltería Quilmes (CMQ)
- Carbonated soft drinks operations (PepsiCo brands)
- Agribusiness operations to supply barley for malt production included in the projections

URUGUAY

- Utilized Quinsa's 3-Year Plan (2008 – 2010) and the detailed 2008 Budget, as well as projections provided by Quinsa for the 2011-2017 period
- Beer and soft drink businesses are conducted through Fábricas Nacionales de Cerveza S.A. (FNC)
- Separate mineral water business (Salus – JV with Danone) not included in the projections, as results are not consolidated by Quinsa and the Company has informed us that it is in the process of divesting its 34% stake

BOLIVIA

- Utilized Quinsa's 3-Year Plan (2008 – 2010) and the detailed 2008 Budget, as well as projections provided by Quinsa for the 2011-2017 period
- Beer business conducted through Cervecería Boliviana Nacional La Paz (CBN)

CHILE

- Utilized Quinsa's 3-Year Plan (2008 – 2010) and the detailed 2008 Budget, as well as projections provided by Quinsa for the 2011-2017 period
- Beer operations conducted through Cervecería Chile S.A.

PARAGUAY

- Utilized Quinsa's 3-Year Plan (2008 – 2010) and the detailed 2008 Budget, as well as projections provided by Quinsa for the 2011-2017 period
- Beer operations conducted through Cervecería Paraguaya S.A.
- Glass bottle manufacturing operations through FPV (included separately in the projections)

10

Cost of Capital Calculation for Quinsa

WACC Calculation
Cost of Equity                                               Low     Average           High
U.S. Risk Free Rate (30 Year U.S. Treasury) (1)              4.4%          4.4%         4.4%
Equity Market Risk Premium                                   4.0%          5.0%         6.0%
Equity Beta (2)                                             0.89          0.89         0.89
Adjusted Equity Market Risk Premium                          3.6%          4.5%         5.3%
Political Risk Premium (3)                                   2.8%          3.1%         3.3%
Cost of Equity                                              10.7%         11.9%        13.0%
Cost of Debt
U.S. Risk Free Rate (10 Year U.S. Treasury) (1)              3.9%          3.9%         3.9%
Credit Spread (4)                                            5.5%          5.8%         6.0%
Cost of Debt (Pretax)                                        9.4%          9.6%         9.9%
Effective Marginal Tax Rate                                 30.1%         30.1%        30.1%
Cost of Debt (Aftertax)                                      6.6%          6.7%         6.9%
Debt/Capitalization (Market) (5)                            20.0%         20.0%        20.0%
WACC                                                         9.9%         10.9%        11.8%

Source: Bloomberg and companies filings.

(1)      As of January 4, 2008.
(2)      Calculation based on international brewing players' 2-year asset beta relevered to Quinsa's target debt/capitalization of 20%, taking into consideration each country's tax rate.
(3)      Estimated by Citigroup's Financial Strategy Group. Weighted average based on 2008E EBITDA contribution from each country.
(4)      Based on a spread over Argentina's sovereign bond.
(5)      Assumes optimal capital structure (debt/market capitalization) of 20%
         based on the average of selected peers.

Beta Calculation
                                                    Market
Company                                          Leverage (1)     Asset Beta
LatAm Brewers
Ambev                                                8.5%           1.52
CCU                                                  7.7%           0.89
Femsa                                               19.1%           0.77
Grupo Modelo                                         7.4%           0.79
International Brewers
Anheuser Busch                                      17.5%           0.69
Carlsberg                                           31.1%           0.60
Heineken                                            10.1%           0.63
InBev                                               15.2%           0.81
SABMiller                                           28.3%           0.83
Scottish & Newcastle                                24.5%           0.67
Median                                              16.4%           0.78
Tax Adjusted Equity Beta
Chile                                                               0.91
Argentina                                                           0.88
Paraguay                                                            0.91
Bolivia                                                             0.90
In nominal US$ millions.

Quinsa Weighted Average Beta (2)                                    0.89

Source: Company information.

(1) Based on closing stock price as of January 4, 2008.
(2) Equity Beta based on each country's marginal tax rate. Weighted average based on 2008E EBITDA contribution by each country.

Summary of DCF Analysis
In nominal US$ millions.
                                                                      Projected Fiscal Year
                                                                        Ending December 31,
                                  2008    2009   2010    2011   2012   2013    2014    2015   2016   2017
EBITDA
(IFRS)                            561.8   635.0  701.1   725.2  753.3   780.4   806.5  829.0   853.6  880.2
      EBIT                        503.0   560.4  612.4   623.2 638.3   653.1   667.8  679.6   693.3  708.7
 (-) Taxes                        (156.7)  (165.9) (179.1)  (187.0)  (191.5)  (196.0)  (200.4) (203.9)  (208.0) (212.6)
After Tax
EBIT                             $346.3  $394.5 $433.3  $436.2   $446.8  $457.2  $467.5  $475.7  $485.3  $496.1
    (+) Depreciation and
            Amortization          58.8    74.6   88.7       102.0   115.0   127.3   138.6  149.4       160.3  171.5
    (-) Change in
  Working Capital                 30.0    27.3    3.9    7.5       4.6    5.6     5.0     7.5    7.1    6.1
(-) Capex
(Net)                             (173.8)  (216.9) (182.4)   (201.4)  (189.9)  (177.4)  (163.5) (160.2)  (165.2) (171.5)
Unlevered Free
Cash Flow                        $261.2  $279.5 $343.6  $344.4   $376.5  $412.7  $447.6  $472.4   $487.4  $502.2

Note: Figures based on proportional consolidation of QIB's stake in each operating subsidiary and assuming 100% consolidation of QIB.

                       Terminal EBITDA                                           Terminal
                        Multiple Range                                            Value
              7.0x   7.5x  8.0x    8.5x   9.0x                        $6,161  $6,601 $7,041  $7,481 $7,922
                      Firm Value as of                                          Equity Value as of
   WACC                   01/01/08 (1)                          WACC                  01/01/08 (2)
     10.00% $4,326 $4,484  $4,642 $4,799  $4,957                10.00% $4,423  $4,580 $4,738  $4,896 $5,054
     10.50%  4,178 4,329   4,479  4,630   4,781                10.50%  4,274   4,425  4,576   4,727  4,877
     11.00%  4,036 4,180   4,324  4,468   4,612                11.00%  4,133   4,277  4,421   4,565  4,709
     11.50%  3,900 4,038   4,176  4,314   4,451                11.50%  3,997   4,135  4,272   4,410  4,548
     12.00%  3,771 3,902   4,034  4,166   4,297                12.00%  3,867   3,999  4,131   4,262  4,394
                    Implied Perpetuity                                     Price per Class B Share
   WACC                    Growth Rate                          WACC                Equivalent (3)
     10.00%   1.7%   2.2%  2.7%    3.1%   3.4%                 10.00% $40.88  $42.34 $43.80  $45.26 $46.71
     10.50%   2.2    2.7   3.1     3.5    3.9                  10.50%  39.51   40.90  42.30   43.69  45.08
     11.00%   2.6    3.2   3.6     4.0    4.4                  11.00%  38.20   39.53  40.86   42.20  43.53
     11.50%   3.1    3.6   4.1     4.5    4.9                  11.50%  36.95   38.22  39.49   40.77  42.04
     12.00%   3.6    4.1   4.5     5.0    5.3                  12.00%  35.75   36.96  38.18   39.40  40.62

(1)      Adjusted to reflect Quinsa's 92.9% stake in QIB.
(2)      Adjusted for Quinsa's proportional net cash of US$ 96.5 mm. Based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.
(3)      Price per share equals Firm Value less net debt divided by 108.2 million shares
         (assumes that each 10 Class A shares equals 1 Class B share).

Public Comparable Companies

Public Comparable Companies (FV / 2008E EBITDA)

14.0x  12.0x  10.0x  8.0x  6.0x  4.0x  2.0x  0.0x

                                                                          10.3x
    8.5x                                                 8.4x                                   8.3x
              7.7x      7.6x                                      7.4x      7.1x
                                   6.9x                                               6.3x

                                                     Anheuser    Carlsberg    Heineken     SABMiller
  Ambev       CCU     Grupo     Femsa      InBev       Busch                                 Quinsa
                      Modelo

                    Latin American Comps International Comps

Quinsa Valuation Analysis -- Comparable Companies
(US$ mm, except per share data and multiples)

                                                                                                 Price per
                                                 Implied Firm    Net        Implied Equity         Class B
                              Multiple                  Value                       Value             Share
                Metric                                        Debt                              Equivalent
Parameter         (1)    Low      High          Low      High    (2)       Low       High    Low      High
2008E EBITDA   $  522    7.0x      9.0x    $  3,655  $  4,699  ($96)   $ 3,752  $   4,796   $34.68   $44.33

Source: IBES estimates, Bloomberg, FactSet and companies' filings (as of January 4, 2008).

(1) Quinsa EBITDA based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.

(2) Net cash of US$ 96.5 million based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.

Precedent Transactions – Minority Squeeze-Out

Selected Precedent Minority Squeeze-Outs



Acquiror / Target
1-Day Prior
4-Week Prior
TD Bank/TD Waterhouse 53.2% 49.8%
EDS/Unigraphic Solutions 52.9% 74.1%
Sabre/Travelocity.com 45.8% 25.2%
Vector/New Valley 44.7% 46.7%
Barnes/barnesandnoble.com 35.6% 27.1%
American Int'l/21st Century 34.6% 22.6%
Investor Group/NCH 34.0% 18.8%
IYG/7-Eleven Inc. 32.3% 14.1%
Heyman/Int. Specialty Prods 29.6% 49.0%
Cox/Cox Communications 26.0% 24.1%
Danisco/Genencor 23.9% 15.8%
ICN/Ribapharm 23.0% 50.2%
Santos/Tipperary 18.9% 36.3%
Investor Group/AMC 13.6% 28.5%
AFG/Great American 13.2% 12.5%
Westfield/Westfield America 12.5% 12.8%
Novartis/Eon Labs 11.0% 23.5%
VNU/Net Ratings 9.8% 11.3%
Micro Therapeutics/ev3 8.3% 7.3%
Liberty Mutual/Liberty Fin. 2.3% (1.5%)
Median: 24.9%
Median: 23.8%

Source: SDC.

Quinsa Valuation Analysis – Precedent Minority Squeeze-Out Transactions (US$)

As of December 21, 2007

Parameter	Metric	Premium Low	Premium High	Price per Class B Share Equivalent Low	Price per Class B Share Equivalent High
1-Day Prior	$33.51	20%	30%	$40.21	$43.56
4-Week Prior	33.04	20%	30%	$39.64	$42.95
Average				$39.92	$43.25

As of November 8, 2006

Parameter	Metric	Premium Low	Premium High	Price per Class B Share Equivalent Low	Price per Class B Share Equivalent High
1-Day Prior	$29.01	20%	30%	$34.81	$37.71
4-Week Prior	27.07	20%	30%	$32.48	$35.19
Average				$33.65	$36.45

As of April 13, 2006

Parameter	Metric	Premium Low	Premium High	Price per Class B Share Equivalent Low	Price per Class B Share Equivalent High
1-Day Prior	$18.83	20%	30%	$22.59	$24.47
4-Week Prior	21.23	20%	30%	$25.47	$27.59
Average				$24.03	$26.03

14

Historical Share Price Performance

Quinsa ADR price evolution in Class B shares equivalent(1).

                                                      First Acquisition by AmBev

Current Price (01/04/2008):                             $   40.75
1-day prior to announcement (12/21/2007):                   33.51
Last 2 years average:                                       30.32
Last 1 year average:                                        35.55
Last 90 days average:                                       34.55
Last 60 days average                                        34.94
Last 30 days average                                        36.77
52-week high (12/24/2007):                                  40.88
52-week low (11/05/2007):                                   32.00

                    Announcement of the Acquisition of BAC
             Controlling Stake Price prior to announcement: $18.83

     November 2006 Offer Announcement Price prior to announcement: $29.01

        Current Offer Announcement Price prior to announcement: $33.51

Source: Bloomberg.

(1) Considers that each ADR equals 2 Class B Shares.

Appendix

A. Discounted Cash Flow Analysis

Quinsa Summary Overview

Business Description

- Quinsa is the largest beverage company in the Southern Cone, with 2006 sales of approximately 18.0 mm Hls of beer and 11.0 mm Hls of soft drinks
- Quinsa enjoys leading beer market shares in Argentina, Bolivia, Paraguay and Uruguay, and also operates in Chile
- Quinsa also operates in the soft drinks segment, focusing on bottling and distribution of Pepsi products
- Pursuant to the Company's strategic alliance with AmBev, it has entered into license and distribution agreements to produce and sell AmBev brands in Argentina, Bolivia, Chile, Paraguay and Uruguay
  - Similarly, under the agreements AmBev may produce and distribute Quinsa's brands in Brazil

Revenue Breakdown per Country (6M07)



Uruguay 5%
Other 2%
Paraguay 12%
Chile 4%
Bolivia 13%
Argentina 64%

Source: Quinsa public filings.

Overview of Operations

Country	Market Share	2006 Volume (Hls '000)	Major Brands
Argentina (beer)	78.2%	11,529	Quilmes, Liberty, Brahma, Imperial, Iguana, Andes
Argentina (Soft Drinks)	19.9%	10,245	Pepsi, Gatorade, Tropicana
Bolívia	97.5%	2,732	Paceña, Tropical Extra
Chile	15.1%	692	Becker, Báltica
Paraguay	96.7%	2,204	Pilsen, Dorada, Baviera
Uruguay (beer)	96.6%	732	Pilsen, Doble, Zillertal
Uruguay (Soft Drinks)	15.8%	461	Pepsi, Gatorade, Tropicana

Source: Quinsa public filings.

Financial Summary[1]

(US$ in millions)

	2004	2005	2006	1H07 LTM
Net Revenue	$765.2	$954.3	$1,166.3	$1,267.1
EBITDA	279.5	372.9	458.4	$514.7
EBITDA Margin (%)	*36.5%*	*39.1%*	*39.3%*	*40.6%*
EBIT	169.1	274.1	363.6	$403.0
Cash & Equivalents	$120.2	$159.5	$292.9	$333.3
Total Debt	366.9	392.8	336.1	434.9
Net Debt	246.7	233.3	43.2	101.6
Shareholders' Equity	576.7	562.7	716.7	735.3

Source: Quinsa public filings.
(1) Fully consolidated numbers.

16

Main Components of DCF Analysis

Quinsa's organizational structure prior to the Transaction.

AmBev 91.4%
Quinsa 92.9%
QIB 7.1%
Minority Shareholders 8.6%

Argentina 99.7%
Bolivia 85.3%
Paraguay Beer 87.4%
Paraguay Glass 99.7%
Uruguay 97.6%
Chile 100.0%

Source: Quinsa public filings.

Macroeconomic Assumptions
                                                   Projected Fiscal Year Ending December 31,
                      2008    2009     2010     2011     2012     2013     2014     2015     2016    2017
US Inflation          3.1%     1.9%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%
Argentina
Inflation            11.3%   10.1%    10.5%     9.5%     8.5%     5.0%     3.0%     3.0%     3.0%    3.0%
Average Exchange
Rate                 $3.37   $3.64    $3.95    $4.25    $4.53    $4.66    $4.71    $4.76    $4.80    $4.83
Devaluation           8.3%     8.2%     8.5%     7.5%     6.5%     3.0%     1.0%     1.0%     1.0%     1.0%
Real GDP Growth       5.2%     3.0%     3.5%     3.5%     3.5%     3.0%     3.0%     3.0%     3.0%     3.0%
Paraguay
Inflation             12.3%    7.2%     6.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%
Average Exchange
Rate                 $5,568  $5,863   $6,098   $6,281   $6,469   $6,663   $6,863   $7,069   $7,281  $7,499
Devaluation           9.3%     5.3%     4.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Real GDP Growth       3.9%     4.0%     3.5%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Uruguay
Inflation             5.9%     5.9%     5.9%     5.2%     5.0%     5.0%     5.0%     5.0%     5.0%     5.0%
Average Exchange
Rate                 $24.22  $25.19   $26.17   $27.01   $2  82   $28.66   $29.52   $30.40   $31.31  $32.25
Devaluation           2.9%     4.0%     3.9%     3.2%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Real GDP Growth       5.2%     4.5%     4.5%     4.5%     4.5%     4.0%     3.5%     2.5%     2.5%     2.5%
Bolivia
Inflation             11.1%    6.7%     6.0%     5.0%     4.0%     4.0%     4.0%     4.0%     4.0%     4.0%
Average Exchange
Rate                 $8.5    $8.9      $9.2     $9.5     $9.7    $9.9     $10.1    $10.3    $10.5   $10.7
Devaluation           8.1%     4.8%     4.0%     3.0%     2.0%     2.0%     2.0%     2.0%     2.0%     2.0%
Real GDP Growth       4.1%     3.5%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Chile
Inflation             3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%     3.0%
Average Exchange
Rate                 $522.60  $528.35  $533.63  $538.97  $544.36  $549.80  $555.30  $560.85  $566.46  $572.13
Devaluation           0.0%     1.1%     1.0%     1.0%     1.0%     1.0%     1.0%     1.0%     1.0%     1.0%
Real GDP Growth       4.7%     4.7%     4.7%     4.7%     4.5%     4.0%     4.0%     4.0%     4.0%     4.0%

Source: Citigroup and EIU economic research.

Summary Projections

In nominal US$ millions, unless otherwise stated.

Volume ('000s Hls)

                                                                                            43,561
                                                             41,067    41,857    42,699
                                         39,402    40,267
                      37,324    38,437
            35,148
  32,659
   2008      2009      2010      2011     2012      2013      2014      2015      2016       2017

Contribution (US$ mm) and Contribution Margin (%)

                                                                                          $1,330
                                                             $1,221   $1,256    $1,293
                                                   $1,186
                      $1,080   $ 1,114   $1,150
            $1,015
   $ 936
    59.3%     59.8%     59.6%     59.5%    59.3%     59.3%     59.1%    59.0%     58.9%     58.8%
    2008      2009      2010      2011     2012      2013      2014     2015      2016      2017

Contribution Contribution Margin

Net Revenues (US$ mm)

                                                                                $2,194    $2,263
                                                            $2,064    $2,128
                                                                         $2,001
                     $1,813    $1,874    $1,937
            $1,698
  $1,578
   2008      2009     2010      2011      2012      2013     2014      2015      2016      2017

EBITDA (US$ mm) and EBITDA Margin (%)

                                                                                          $ 934
                                                            $  856    $ 880     $ 906
                                         $ 799     $ 828
                      $ 744    $  770
                                     $ 675
  $  597
                       41.0%     41.1%    41.3%     41.4%     41.5%    41.4%     41.3%     41.3%
             39.7%
    37.8%
    2008     2009      2010      2011     2012      2013      2014     2015      2016      2017

EBITDA    EBITDA Margin

Source: Quinsa management estimates. 100% consolidation of operating subsidiaries and QIB, assuming no adjustment for minorities.

Projected Income Statement
In nominal US$ millions.
                                                           Projected Fiscal Year Ending December 31,
                           2008    2009    2010     2011    2012    2013     2014    2015    2016     2017
Net Revenues              $1,521.1  $1,635.6  $1,746.1 $1,805.3  $1,866.2  $1,927.8  $1,988.3  $2,049.2  $2,113.4  $2,179.6
COGS                       626.3   662.7   711.2    737.4   765.0   791.9    819.7   847.1   876.6    907.0
SG&A                       333.1   337.9   333.7    342.8   347.9   355.5    362.2   373.1   383.2    392.4
EBITDA                    $561.8  $635.0  $701.1   $725.2  $753.3  $780.4   $806.5  $829.0  $853.6   $880.2
Depreciation and
Amortization               58.8    74.6    88.7     102.0   115.0   127.3    138.6   149.4   160.3    171.5
EBIT                      $503.0  $560.4  $612.4   $623.2  $638.3  $653.1   $667.8  $679.6  $693.3   $708.7
Other Expenses (Income):
Interest (Income)          (20.4)   (13.1)   (11.6)    (11.0)   (8.0)    (5.8)     (5.2)    (6.3)    (7.9)     (9.8)
Interest Expense           32.3    24.7    15.4     11.9    8.7     5.7      2.1     0.0     0.0      0.0
Pre-Tax Income            $491.2  $548.8  $608.6   $622.3  $637.6  $653.2   $670.9  $685.9  $701.2   $718.5
Income Taxes               (153.0)  (162.5)  (178.0)   (186.7)  (191.3)  (196.0)   (201.3)  (205.8)  (210.4)   (215.6)
Minority Interest in Net
Income                     (55.2)   (59.4)   (63.5) (65.6)   (67.8)   (70.1)    (72.3)   (74.5)   (76.8)    (79.2)
Net Income to Common      $282.9  $326.9  $367.2   $370.0  $378.5  $387.1   $397.3  $405.6  $414.0   $423.7
Earnings per Share        $2.58   $2.98   $3.35    $3.38   $3.46   $3.54    $3.63   $3.70   $3.78    $3.87
Number of Shares, Excl.
Treasury (MM)              109.5   109.5   109.5    109.5   109.5   109.5    109.5   109.5   109.5    109.5
Operating Stats
---------------
Revenue Growth             15.4%    7.5%     6.8%    3.4%    3.4%    3.3%     3.1%    3.1%    3.1%     3.1%
EBITDA Growth              14.0    13.0    10.4     3.4     3.9     3.6      3.3     2.8     3.0      3.1
EBIT Growth                12.3    11.4     9.3     1.8     2.4     2.3      2.3     1.8     2.0      2.2
EBITDA Margin              36.9    38.8    40.2     40.2    40.4    40.5     40.6    40.5    40.4     40.4
EBIT Margin                33.1    34.3    35.1     34.5    34.2    33.9     33.6    33.2    32.8     32.5

Source: Quinsa management estimates. Based on proportional consolidation of
QIB's stake in each operating subsidiary and assuming 100% consolidation of
QIB.

Projected Balance Sheet

In nominal US$ millions.

	Projected Fiscal Year Ending December 31,									
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Cash & Equivalents	$396.3	$260.2	$319.3	$232.7	$169.4	$119.4	$139.3	$176.6	$220.1	$268.6
Accounts Receivable	74.6	89.6	95.7	98.9	102.3	105.6	108.9	112.3	115.8	119.4
Inventory	137.7	146.9	157.9	163.8	170.0	176.0	182.3	188.4	195.1	201.9
Other Current Assets	106.5	114.5	122.2	126.4	130.6	134.9	139.2	143.4	147.9	152.6
Total Current Assets	**$715.0**	**$611.2**	**$695.1**	**$621.8**	**$572.3**	**$536.0**	**$569.6**	**$620.7**	**$678.9**	**$742.6**
Fixed Assets	677.2	819.5	913.1	1,012.5	1,087.4	1,137.5	1,162.4	1,173.2	1,178.2	1,178.2
Goodwill	174.5	174.5	174.5	174.5	174.5	174.5	174.5	174.5	174.5	174.5
Cash Equivalents (Long Term)	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0	3.0
Other Assets	239.9	239.9	239.9	239.9	239.9	239.9	239.9	239.9	239.9	239.9
Total Assets	**$1,809.6**	**$1,848.1**	**$2,025.6**	**$2,051.7**	**$2,077.1**	**$2,090.9**	**$2,149.5**	**$2,211.3**	**$2,274.5**	**$2,338.1**
Revolver	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Loans and Financing	179.0	141.6	106.8	75.1	44.2	0.0	0.0	0.0	0.0	0.0
Total Debt	**$179.0**	**$141.6**	**$106.8**	**$75.1**	**$44.2**	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$0.0**
Other Liabilities	749.1	808.7	837.4	858.2	876.6	895.9	914.7	936.0	957.8	979.0
Minority Interest	84.6	84.6	84.6	84.6	84.6	84.6	84.6	84.6	84.6	84.6
Total Liabilities	**$1,012.7**	**$1,034.8**	**$1,028.8**	**$1,017.9**	**$1,005.4**	**$980.5**	**$999.3**	**$1,020.6**	**$1,042.4**	**$1,063.6**
Shareholders' Equity	796.9	813.3	996.8	1,033.8	1,071.7	1,110.4	1,150.1	1,190.7	1,232.1	1,274.5
Total Liabilities and Shr. Equity	**$1,809.6**	**$1,848.1**	**$2,025.6**	**$2,051.7**	**$2,077.1**	**$2,090.9**	**$2,149.5**	**$2,211.3**	**$2,274.5**	**$2,338.1**

Source: Quinsa management estimates. Based on proportional consolidation of QIB's stake in each operating subsidiary and assuming 100% consolidation of QIB.

21

Projected Cash Flow Statement

In nominal US$ millions.

	Projected Fiscal Year Ending December 31,									
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Net Income	$282.9	$326.9	$367.2	$370.0	$378.5	$387.1	$397.3	$405.6	$414.0	$423.7
Depreciation and Amortization	58.8	74.6	88.7	102.0	115.0	127.3	138.6	149.4	160.3	171.5
Funds From Operations	**$341.6**	**$401.5**	**$455.9**	**$472.0**	**$493.5**	**$514.4**	**$536.0**	**$555.1**	**$574.3**	**$595.2**
(Inc.) Dec. in Acc. Payable	(8.1)	(15.0)	(6.1)	(3.2)	(3.3)	(3.4)	(3.3)	(3.3)	(3.5)	(3.6)
(Inc.) Dec. in Inventory	(18.4)	(9.3)	(11.0)	(5.9)	(6.2)	(6.0)	(6.3)	(6.2)	(6.6)	(6.9)
(In.) Dec. Other Current Assets	(14.2)	(8.0)	(7.7)	(4.1)	(4.3)	(4.3)	(4.2)	(4.3)	(4.5)	(4.6)
In. (Dec.) in Other Liabilities	70.8	59.6	28.7	20.8	18.4	19.3	18.8	21.3	21.8	21.3
(In.) Dec. in Working Capital	**$30.0**	**$27.3**	**$3.9**	**$7.5**	**$4.6**	**$5.6**	**$5.0**	**$7.5**	**$7.1**	**$6.1**
Cash Flow From Operat.	**$371.6**	**$428.7**	**$459.9**	**$479.5**	**$498.1**	**$520.0**	**$541.0**	**$562.6**	**$581.4**	**$601.3**
Capex (Net)	(173.8)	(216.9)	(182.4)	(201.4)	(189.9)	(177.4)	(163.5)	(160.2)	(165.2)	(171.5)
Free Cash Flow	**$197.8**	**$211.9**	**$277.5**	**$278.1**	**$308.2**	**$342.7**	**$377.4**	**$402.4**	**$416.2**	**$429.8**
Debt Issuance (Repayment)	(157.1)	(37.4)	(34.8)	(31.7)	(30.8)	(44.2)	0.0	0.0	0.0	0.0
Debt Issuance (Repayment)	**(157.1)**	**(37.4)**	**(34.8)**	**(31.7)**	**(30.8)**	**(44.2)**	**0.0**	**0.0**	**0.0**	**0.0**
Dividends Paid	(268.7)	(310.5)	(183.6)	(333.0)	(340.6)	(348.4)	(357.6)	(365.1)	(372.6)	(381.3)
Change in Cash	**($228.0)**	**($136.1)**	**$59.1**	**($86.6)**	**($63.3)**	**($50.0)**	**$19.8**	**$37.3**	**$43.6**	**$48.5**
Beginning Cash and Equivalents	624.3	396.3	260.2	319.3	232.7	169.4	119.4	139.3	176.6	220.1
Ending Cash	**$396.3**	**$260.2**	**$319.3**	**$232.7**	**$169.4**	**$119.4**	**$139.3**	**$176.6**	**$220.1**	**$268.6**

Source: Quinsa management estimates. Based on proportional consolidation of QIB's stake in each operating subsidiary and assuming 100% consolidation of QIB.

22

citi

Summary DCF Analysis

In nominal US$ millions.

                      Terminal EBITDA                                     Terminal
                       Multiple Range                                       Value
          7.0x   7.5x    8.0x     8.5x    9.0x              $6,161 $6,601    7,041  $7,481   $7,922
                     Firm Value as of                                   Equity Value as of
 WACC                    01/01/08 (1)               WACC                      01/01/08 (2)
10.00%  $4,326  $4,484  $4,642  $4,799  $4,957     10.00%   $4,423 $4,580    4,738  $4,896   $5,054
10.50%   4,178   4,329   4,479   4,630   4,781     10.50%    4,274  4,425    4,576   4,727    4,877
11.00%   4,036   4,180   4,324   4,468   4,612     11.00%    4,133  4,277    4,421   4,565    4,709
11.50%   3,900   4,038   4,176   4,314   4,451     11.50%    3,997  4,135    4,272   4,410    4,548
12.00%   3,771   3,902   4,034   4,166   4,297     12.00%    3,867  3,999    4,131   4,262    4,394
                   Implied Perpetuity                                    Price per Class B
 WACC                     Growth Rate               WACC              Share Equivalent (3)
10.00%    1.7%   2.2%    2.7%     3.1%    3.4%     10.00%   $40.88 $42.34    43.80  $45.26   $46.71
10.50%    2.2    2.7     3.1      3.5     3.9      10.50%    39.51  40.90    42.30   43.69    45.08
11.00%    2.6    3.2     3.6      4.0     4.4      11.00%    38.20  39.53    40.86   42.20    43.53
11.50%    3.1    3.6     4.1      4.5     4.9      11.50%    36.95  38.22    39.49   40.77    42.04
12.00%    3.6    4.1     4.5      5.0     5.3      12.00%    35.75  36.96    38.18   39.40    40.62
                     Implied EV/2007E                                     Implied EV/2008E
 WACC                          EBITDA               WACC                            EBITDA
10.00%    9.4x   9.8x    10.x    10.5x   10.8x     10.00%    8.3x    8.6x      8.9x    9.2x   9.5x
10.50%    9.1    9.4     9.8     10.1    10.4      10.50%    8.0     8.3       8.6     8.9    9.2
11.00%    8.8    9.1     9.4      9.8    10.1      11.00%    7.7     8.0       8.3     8.6    8.8
11.50%    8.5    8.8     9.1      9.4     9.7      11.50%    7.5     7.7       8.0     8.3    8.5
12.00%    8.2    8.5     8.8      9.1     9.4      12.00%    7.2     7.5       7.7     8.0    8.2

(1)      Adjusted to reflect Quinsa's 92.9% stake in QIB.
(2)      Adjusted for Quinsa's proportional net cash of US$ 96.5 mm. Based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.
(3)      Price per share equals Firm Value less net debt divided by 108.2 million shares (assumes that each 10 Class A shares equals 1 Class B share).

Analysis at Various Prices
Implied multiples from DCF analysis (US$ mm, except per share data).
           Price Per Class B Share                $38.63      $39.63       $40.63      $41.63       $42.63
   Implied Premium to Market Price
                                                                            (1)
       1-day prior to announcement  $     33.51    15.3%        18.3%       21.3%       24.2%        27.2%
             1-Month Average Price        36.77     5.1%         7.8%       10.5%       13.2%        15.9%
             3-Month Average Price        34.55    11.8%        14.7%       17.6%       20.5%        23.4%
             6-Month Average Price        35.19     9.8%        12.6%       15.4%       18.3%        21.1%
            12-Month Average Price        35.55     8.7%        11.5%       14.3%       17.1%        19.9%
   Illustrative Equity Values (US$
                           MM) (2)                 4,179       4 ,287       4,395       4,503        4,611
             Net Debt (US$ MM) (3)                  (96)         (96)        (96)        (96)         (96)
        Illustrative Enterprise Values (US$ MM)    4,082       4,190        4,298       4,407        4,515
              Implied EV/Sales (4)
                              2007E                 3.3x         3.4x        3.5x        3.6x         3.7x
                              2008E                 2.9x         3.0x        3.0x        3.1x         3.2x
             Implied EV/EBITDA (4)
                              2007E                 8.9x         9.1x        9.4x        9.6x         9.9x
                              2008E                 7.8x         8.0x        8.2x        8.4x         8.6x

Source: Bloomberg, Quinsa filings and DCF analysis.

(1) Assumes market price as of December 21, 2007 (1-day prior to announcement).
(2) Based on the equivalent number of Class B shares of 108.2 million shares.
(3) Net cash of US$ 96.5 million based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.
(4) Quinsa management projections for sales and EBITDA. Figures based on proportional consolidation of QIB's stake in each operating subsidiary and on
Quinsa's 92.9% stake in QIB.

B. Public Comparable Companies

Public Comparable Companies

Latin American and international brewing companies.

In US$ millions, except share price

Company	Closing Price 1/4/2008	% of 52 Week High	Market Cap.	Enterprise Value	EV / Sales 2007E	EV / Sales 2008E	EV / EBITDA 2007E	EV / EBITDA 2008E
Latin America Brewers								
Ambev	$72.23	87.0%	$44,999	$49,236	4.6x	4.2x	9.5x	8.5x
Grupo Modelo	4.67	81.9	15,176	17,841	2.7	2.6	8.3	7.6
Femsa	3.57	81.6	12,791	18,780	1.5	1.4	7.6	6.9
CCU	6.65	77.6	2,118	2,396	2.0	1.9	8.3	7.7
				Mean	**2.7x**	**2.5x**	**8.4x**	**7.7x**
				Median	**2.3**	**2.2**	**8.3**	**7.7**
International Brewers								
InBev	$86.8	85.2%	$53,285	$80,026	3.8x	3.5x	11.2x	10.3x
Anheuser Busch	51.7	93.7	37,939	35,961	2.2	2.1	8.6	8.4
SABMiller	27.8	91.1	41,892	56,703	2.0	1.7	7.1	6.3
Heineken	56.5	91.0	27,682	30,318	1.6	1.6	7.7	7.1
Carlsberg	116.0	69.6	8,850	13,641	1.5	1.4	8.6	7.4
				Mean	**2.2x**	**2.1x**	**8.7x**	**7.9x**
				Median	**2.0**	**1.7**	**8.6**	**7.4**
Quinsa (1)	**$40.8**		**$4,408.4**	**$4,311.9**	**3.5x**	**3.0x**	**9.4x**	**8.3x**

Source: IBES estimates, Bloomberg, FactSet and companies' filings.
(1) Based on Quinsa's management estimates. Figures based on proportional consolidation of QIB's stake in each operating subsidiary and on Quinsa's 92.9% stake in QIB.

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C. Precedent Transactions

Precedent Transactions – Minority Squeeze-Out

Selected transactions with US target above $100 mm.

(Dollars in millions, except per share data)

Date Announced	Acquiror	Target	Transaction % Acquired	Transaction Value	Prem. Final Offer 1 Day	Prem. Final Offer 4 Week
May-07	American Financial Group	Great American Fin'l Resources	19.0%	$221.4	13.2%	12.5%
May-07	American Int'l Group Inc.	21st Century Insurance	39.5	724.8	34.6	22.6
Oct-06	VNU	Net Ratings	39.5	243.0	9.8	11.3
Oct-05	Micro Therapeutics Inc	ev3 Inc	29.8	100.8	8.3	7.3
Sep-05	Vector Group	New Valley Corp	42.3	106.4	44.7	46.7
Sep-05	IYG Holdings & SEJ	7-Eleven Inc.	23.0	1,301.5	32.3	14.1
Jul-05	Santos Ltd.	Tipperary Corp.	45.0	139.8	18.9	36.3
Feb-05	Novartis AG	Eon Labs Inc.	32.5	932.9	11.0	23.5
Jan-05	Danisco A/S	Genencor International	16.0	183.8	23.9	15.8
Aug-04	Cox Enterprises	Cox Communications	37.9	8,390.0	26.0	24.1
Jul-04	Investor Group	AMC Entertainment	50.1	834.0	13.6	28.5
Nov-03	Barnes & Noble Inc.	barnesandnoble.com Inc.	25.2	122.4	35.6	27.1
Jun-03	ICN Pharmaceuticals	Ribapharm	19.9	187.3	23.0	50.2
Nov-02	Samuel J. Heyman	International Specialty Prods	19.1	138.0	29.6	49.0
Feb-02	Sabre Holdings	Travelocity.com	30.0	447.0	45.8	25.2
Oct-01	TD Bank	TD Waterhouse	11.2	403.0	53.2	49.8
Oct-01	Investor Group	NCH Corp.	45.7	121.5	34.0	18.8
Jun-01	Liberty Mutual Ins	Liberty Financial	30.0	536.0	2.3	(1.5)
May-01	EDS	Unigraphic Solutions	14.0	170.0	52.9	74.1
Feb-01	Westfield America Trust	Westfield America	22.5	268.0	12.5	12.8
Mean					**26.3%**	**27.4%**
Median					**24.9**	**23.8**

Source: Securities Data Corporation.

26

D. Detailed Projections

Summary Operational Projections -- Argentina
In nominal US$ millions.
                                                    Projected Fiscal Year Ending December 31,
ARGENTINA - SUMMARY       2008    2009     2010    2011    2012    2013     2014    2015    2016     2017
-------------------
Total Volumes             24,773  26,681   28,177  29,017  29,681  30,248   30,750  31,253  31,801   32,360
Volume Growth                      7.7%     5.6%    3.0%    2.3%    1.9%     1.7%    1.6%    1.8%     1.8%
Net Revenues            $1,036.5  $1,101.9 $1,165.5  $1,205.3  $1,244.1  $1,283.6 $1,321.8  $1,360.7  $1,402.2 $1,445.0
% Growth                           6.3%     5.8%    3.4%    3.2%    3.2%     3.0%    2.9%    3.0%     3.0%
Contribution Margin       561.7   595.5    622.4   643.2   662.6   683.8    703.5   724.3   746.1    768.5
% of Net Revenues         54.2%   54.0%    53.4%   53.4%   53.3%   53.3%    53.2%   53.2%   53.2%    53.2%
Margin / HL               22.7    22.3     22.1    22.2    22.3    22.6     22.9    23.2    23.5     23.7
COGS                      478.6   506.4    543.0   562.1   581.5   599.8    618.2   636.5   656.2    676.5
SG&A                      235.4   230.7    226.1   233.8   237.1   243.2    247.9   257.0   265.0    272.2
EBITDA                   $322.5  $364.8   $396.4  $409.4  $425.4  $440.7   $455.6  $467.2  $481.1   $496.2
EBITDA Margin             31.1%   33.1%    34.0%   34.0%   34.2%   34.3%    34.5%   34.3%   34.3%    34.3%
EBITDA / HL               13.0    13.7     14.1    14.1    14.3    14.6     14.8    15.0    15.1     15.3

Source: Quinsa management estimates. Assumes 100% of Argentina's operations.

Summary Operational Projections -- Paraguay
In nominal US$ millions.
                                                    Projected Fiscal Year Ending December 31,
PARAGUAY - SUMMARY         2008    2009    2010    2011     2012    2013    2014     2015    2016    2017
------------------

Total Volumes              2,185   2,387   2,503   2,583    2,676   2,772   2,872    2,975   3,082   3,193
Volume Growth                      9.2%     4.9%    3.2%    3.6%    3.6%     3.6%    3.6%    3.6%     3.6%
Net Revenues              $156.3  $175.8  $184.5  $189.0   $194.3  $199.8  $205.4   $211.2  $217.1  $223.1
% Growth                           12.5%     5.0%    2.4%    2.8%    2.8%     2.8%    2.8%    2.8%     2.8%
Contribution Margin        125.4   141.4   149.1   153.2    157.9   162.8   167.8    173.0   178.3   183.7
% of Net Revenues          80.%    80.%    80.8%   81.1%    81.%    81.%    81.7%    81.%    82.%    82.3%
Margin / HL                57.4    59.2    59.6    59.3     59.0    58.7    58.4     58.1    57.8    57.5
COGS                       25.2    29.4    30.0    30.6     31.4    32.2    33.0     33.8    34.6    35.5
SG&A                       28.6    28.2    28.2    28.1     28.6    29.2    30.0     31.0    32.3    33.2
EBITDA                    $102.5  $118.2  $126.4  $130.3   $134.3  $138.4  $142.4   $146.3  $150.2  $154.4
EBITDA Margin              65.6%   67.2%   68.5%   68.9%    69.1%   69.%    69.3%    69.3%   69.2%    69.2%
EBITDA / HL                46.9    49.5    50.5    50.4     50.2    49.9    49.6     49.2    48.7    48.4

Source: Quinsa management estimates. Assumes 100% of Paraguay's operations.

Summary Operational Projections -- Bolivia
In nominal US$ millions.
                                                    Projected Fiscal Year Ending December 31,
BOLIVIA - SUMMARY          2008    2009    2010    2011     2012    2013    2014     2015    2016    2017
-----------------
Total Volumes              3,323   3,484   3,722   3,811    3,901   3,995   4,091    4,189   4,289   4,392
Volume Growth                      4.9%     6.8%    2.4%    2.4%     2.4%    2.4%    2.4%    2.4%     2.4%
Net Revenues              $217.9  $236.0  $253.8  $262.4   $271.8  $281.6  $291.7   $302.2  $313.1  $324.4
% Growth                           8.3%     7.6%    3.4%    3.6%     3.6%    3.6%    3.6%    3.6%     3.6%
Contribution Margin        168.9   186.4   200.6   206.1    212.8   219.3   225.2    231.7   237.8   244.2
% of Net Revenues          77.5%    79.0%    79.1%   78.5%    78.3%    77.9%   77.2%    76.7%    75.9%    75.3%
Margin / HL                50.8    53.5    53.9    54.1     54.5    54.9    55.0     55.3    55.4    55.6
COGS                       49.0    49.6    53.2    56.3     59.0    62.3    66.5     70.5    75.3    80.2
SG&A                       28.9    31.8    31.6    31.0     30.8    30.6    30.2     29.9    29.5    29.2
EBITDA                    $139.9  $154.6  $169.1  $175.1   $182.0  $188.7  $194.9   $201.8  $208.3  $215.1
EBITDA Margin              64.2%    65.5%    66.6%   66.7%    67.0%    67.0%   66.8%    66.8%    66.5%    66.3%
EBITDA / HL                42.1    44.4    45.4    46.0     46.6    47.2    47.7     48.2    48.6    49.0

Source: Quinsa management estimates. Assumes 100% of Bolivia's operations.

Summary Operational Projections -- Chile
In nominal US$ millions.
                                                           Projected Fiscal Year Ending December 31,
CHILE - SUMMARY             2008    2009    2010    2011    2012    2013     2014    2015    2016     2017
---------------
Total Volumes               822     1,009   1,125   1,159   1,192   1,223    1,254   1,286   1,319    1,353
Volume Growth                       22.7%    11.5%    3.0%    2.9%    2.6%     2.6%    2.6%    2.6%     2.6%
Net Revenues               $61.6   $74.1   $86.1   $90.5   $94.9   $99.3    $103.8  $108.6  $113.6   $118.8
% Growth                            20.3%    16.2%    5.1%    4.9%    4.6%     4.6%    4.6%    4.6%     4.6%
Contribution Margin         27.6    35.6    43.2    45.4    46.7    47.8     49.2    50.3    51.7     53.2
% of Net Revenues           44.8%    48.1%    50.2%    50.2%    49.2%    48.2%     47.4%    46.3%    45.5%     44.8%
Margin / HL                 33.6    35.3    38.4    39.2    39.2    39.1     39.2    39.1    39.2     39.3
COGS                        34.0    38.5    42.9    45.0    48.2    51.5     54.6    58.3    61.9     65.7
SG&A                        28.4    32.0    34.6    36.2    37.0    37.7     38.6    39.3    40.1     41.0
EBITDA                    ($0.8)    $3.7    $8.6    $9.3    $9.7    $10.1    $10.6   $11.0   $11.6    $12.2
EBITDA Margin               (1.3%)    4.9%     10.0%    10.2%    10.2%    10.2%     10.3%    10.1%    10.2%     10.2%
EBITDA / HL                 (1.0)    3.6     7.6     8.0     8.1     8.3      8.5     8.5     8.8      9.0

Source: Quinsa management estimates. Assumes 100% of Chile's operations.

Summary Operational Projections -- Uruguay
In nominal US$ millions.
                                                           Projected Fiscal Year Ending December 31,
URUGUAY - SUMMARY          2008    2009    2010     2011    2012    2013     2014    2015    2016     2017
-----------------
Total Volumes              1,557   1,588   1,798    1,868   1,952   2,030    2,101   2,154   2,208    2,263
Volume Growth                      2.0%    13.2%    3.9%    4.5%    4.0%     3.5%    2.5%    2.5%     2.5%
Net Revenues              $94.0   $97.7   $110.6   $114.8  $120.1  $125.0   $129.6  $133.1  $136.6   $140.3
% Growth                           3.9%    13.2%    3.8%    4.6%    4.1%     3.6%    2.7%    2.7%     2.7%
Contribution Margin        52.3    56.1    64.4     66.7    69.7    72.5     75.0    76.8    78.8     80.9
% of Net Revenues          55.7%    57.5%    58.3%    58.1%    58.0%    58.0%     57.9%    57.7%    57.7%     57.6%
Margin / HL                33.6    35.4    35.8     35.7    35.7    35.7     35.7    35.7    35.7     35.7
COGS                       41.7    41.5    46.1     48.1    50.4    52.5     54.6    56.2    57.8     59.5
SG&A                       20.9    24.8    22.7     23.2    23.8    24.4     25.0    25.5    26.2     26.7
EBITDA                    $31.5   $31.3   $41.7    $43.5   $45.9   $48.1    $50.0   $51.3   $52.7    $54.1
EBITDA Margin              33.5%    32.0%    37.7%    37.9%    38.2%    38.5%     38.6%    38.6%    38.5%     38.6%
EBITDA / HL                20.2    19.7    23.2     23.3    23.5    23.7     23.8    23.8    23.9     23.9

Source: Quinsa management estimates. Assumes 100% of Uruguay's operations.

Summary Operational Projections -- Other

In nominal US$ millions.

                                                          Projected Fiscal Year Ending December 31,
FPV                        2008    2009     2010    2011    2012    2013     2014    2015    2016     2017
---

Net Revenues               12.2    12.8     12.5    12.4    12.3    12.2     12.1    12.0    11.8     11.7
      % Growth                     5.2%     (2.1%)    (1.0%)    (1.0%)   (1.0%)    (1.0%)    (1.0%)    (1..0%)    (1.0%)
Total Variable Cost        8.9     8.9      9.0     8.8     8.6     8.5      8.3     8.2     8.0      7.8
Fixed Costs                1.8     2.0      1.4     1.4     1.5     1.5      1.5     1.6     1.7      1.7
EBITDA                    $1.5    $2.0     $2.1    $2.2    $2.2    $2.2     $2.2    $2.2    $2.2     $2.2
EBITDA Margin              12.3%    15.4%     16.8%    17.5%    17.8%    18.2%     18.4%    18.5%    18.5%     18.6%

Source: Quinsa management estimates. Assumes 100% of FPV's operations.

Summary Operational Projections – Consolidated (100%)

In nominal US$ millions.

TOTAL (100% of all Companies)	Projected Fiscal Year Ending December 31,									
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017
Total Volumes	32,659	35,148	37,324	38,437	39,402	40,267	41,067	41,857	42,699	43,561
Volume Growth		7.6%	6.2%	3.0%	2.5%	2.2%	2.0%	1.9%	2.0%	2.0%
Net Revenues	$1,578.4	$1,698.3	$1,813.0	$1,874.3	$1,937.5	$2,001.4	$2,064.4	$2,127.7	$2,194.5	$2,263.4
% Growth		7.6%	6.8%	3.4%	3.4%	3.3%	3.1%	3.1%	3.1%	3.1%
COGS	639.2	676.2	725.6	752.4	780.6	808.2	836.8	865.1	895.5	926.8
SG&A	342.2	347.4	343.2	352.1	357.4	365.1	371.8	382.8	393.1	402.4
EBITDA	**$597.1**	**$674.6**	**$744.2**	**$769.7**	**$799.5**	**$828.2**	**$855.8**	**$879.9**	**$906.0**	**$934.2**
EBITDA Margin	37.8%	39.7%	41.0%	41.1%	41.3%	41.4%	41.5%	41.4%	41.3%	41.3%
% Growth		13.0%	10.3%	3.4%	3.9%	3.6%	3.3%	2.8%	3.0%	3.1%
EBIT	534.6	595.3	649.9	661.4	677.3	692.9	708.5	721.1	735.7	752.0
EBIT Margin	33.9%	35.1%	35.8%	35.3%	35.0%	34.6%	34.3%	33.9%	33.5%	33.2%
% Growth		11.4%	9.2%	1.8%	2.4%	2.3%	2.2%	1.8%	2.0%	2.2%

Source: Quinsa management estimates. 100% consolidation of operating subsidiaries and QIB, assuming no adjustment for minorities.

33

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